UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

Stablecoin Development Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33678	68-0454536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Lakeview Ave, Suite 800, West Palm Beach, FL 33401
(Address of principal executive offices and zip code)

(561) 206-4345
(Registrant’s telephone number, including area code)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SDEV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer Appointment

On July 15, 2026, the Board of Directors (the “Board”) of Stablecoin Development Corporation (the “Company”) appointed Henry Blynn as the Company’s Chief Operating Officer, effective as of the same date. Mr. Blynn, age 32, has served as the Company’s Head of Business Operations and Strategy since March 2026, prior to which he served as a consultant to the Company from October 2025 through March 2026. Mr. Blynn served as an Associate Portfolio Manager at R01 Fund LP, a digital asset hedge fund, from 2023 to 2026. Prior to R01 Fund LP, Mr. Blynn served in institutional coverage at FalconX, a cryptocurrency prime brokerage, from 2021 to 2023. Prior to FalconX, Mr. Blynn was a Senior Associate at Infinedi, a private equity firm, in 2021. Prior to Infinedi, he was an associate at Harvest Partners, a private equity firm, from 2018 to 2021. He began his career at Jefferies LLC as an analyst in the Global Healthcare Investment Banking group, from 2016 to 2018. Mr. Blynn holds a Bachelor of Arts in Business, Entrepreneurship, and Organizations from Brown University.

There are no arrangements or understandings between Mr. Blynn and any other person pursuant to which he was appointed, no family relationships requiring disclosure under Item 401(d) of Regulation S-K, and no related-person transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Blynn and the Company also entered into the Company’s customary indemnification agreement, the form of which is attached as Exhibit 10.1 hereto.

Employment Agreement

In connection with Mr. Blynn’s appointment, the Company and Mr. Blynn entered into an amended and restated employment agreement (the “Employment Agreement”) on July 16, 2026. Pursuant to the Employment Agreement, Mr. Blynn is entitled to receive an annual salary of $300,000 (the “Base Salary”), subject to periodic review and increase by the Board. Mr. Blynn is also eligible to earn an annual cash bonus with a target equal to 50% of his Base Salary, with the actual amount to be determined by the Board in its discretion based on individual and Company performance against goals established by the Board.

If Mr. Blynn’s employment is terminated by the Company without Cause or he resigns for Good Reason (each as defined in the Employment Agreement), he will be entitled to receive the following severance benefits, subject to his execution of a separation agreement containing a general release of claims and other customary terms:

●	an amount equal to six (6) months of his Base Salary, payable in the form of salary continuation in accordance with the ordinary payroll practices of the Company;
●
a pro-rated annual bonus for the fiscal year in which the termination occurs, as determined by the Board based on actual performance, pro-rated to reflect the number of days in such fiscal year during which he was employed by the Company, payable at the same time bonuses otherwise are paid to active employees of the Company; and

●	the premium cost for continued health and welfare benefits for six (6) months following termination (collectively, the “Severance Benefits”).

In the event such termination occurs in connection with or within twelve (12) months following a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, the salary continuation and health and welfare benefit premium components of the Severance Benefits shall be paid in a lump sum and shall be increased to twelve (12) months.

Under the Employment Agreement, Mr. Blynn agrees that, while employed by the Company, he will not compete with the Company or any of its affiliates. In addition, Mr. Blynn agrees that, for a period of twelve (12) months following termination of employment for any reason, he will not solicit for hiring or engagement any employee of the Company or its affiliates or solicit or encourage any independent contractor providing services to the Company or its affiliates to terminate or diminish the independent contractor’s relationship with them. The Employment Agreement also contains other customary terms and conditions.

The description of Mr. Blynn’s Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Restricted Stock Unit Award

On April 1, 2026, the Compensation Committee of the Board (the “Compensation Committee”) approved a grant to Mr. Blynn of 1,400,000 time-based restricted stock units (“RSUs”) under the NovaBay Pharmaceuticals, Inc. 2026 Equity Incentive Plan (the “2026 Plan”). Mr. Blynn’s RSU award was granted in connection with his service at the time as Head of Business Operations and Strategy and remains in effect following his appointment as Chief Operating Officer.

Mr. Blynn’s RSUs will vest in equal one-third installments, with the first installment vesting on February 16, 2027, the second installment vesting on January 16, 2028 and the third installment vesting on January 16, 2029, in each case subject to Mr. Blynn’s continued employment through the applicable vesting date.

If Mr. Blynn’s employment is terminated by the Company without Cause, due to his disability or death, or he resigns for Good Reason (each as defined in the Employment Agreement), subject to his execution and non-revocation (within sixty (60) days following such termination) of a separation agreement containing a general release of claims and other customary terms, the RSUs will vest in full as of such termination, and, if the RSUs are not assumed, continued or substituted for by the acquiring or surviving entity (or its parent) in connection with a Covered Transaction (as defined in the 2026 Plan), all unvested RSUs will vest upon the consummation of the Covered Transaction.

The description of Mr. Blynn’s RSU award does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Restricted Stock Unit Agreement (Time-Based) under the 2026 Plan, which is incorporated by reference as Exhibit 10.3 hereto.

Chief Executive Officer 2027 Salary Determination

On July 15, 2026, the Compensation Committee recommended, and the Board approved, pursuant to Section 2(a) of Chief Executive Officer Michael Kazley’s previously disclosed employment agreement, the establishment of Mr. Kazley’s annual salary at $400,000, effective January 1, 2027. Mr. Kazley has served as Chief Executive Officer and Chairman since October 2025 without taking a salary and will continue to do so for the remainder of fiscal year 2026. The determination followed the Compensation Committee’s evaluation of compensation for chief executive officers of comparable public companies in the digital asset space. The target annual bonus and annual equity components of Mr. Kazley’s compensation arrangement were not modified. His target annual bonus remains not less than 100% of base salary, subject to performance conditions to be established by the Compensation Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnification Agreement.
10.2	Amended and Restated Employment Agreement, dated July 16, 2026, by and between Stablecoin Development Corporation and Henry Blynn.
10.3	Form of Restricted Stock Unit Agreement (Time-Based) (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 1, 2026).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 17, 2026	Stablecoin Development Corporation

	By:	/s/ Michael Kazley
		Name:	Michael Kazley
		Title:	Chief Executive Officer